SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2021

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Common Stock, $2.00 par value	UNB	Nasdaq Stock Market
(Title of class)	(Trading Symbol)	(Exchanges registered on)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On August 18, 2021, Union Bank (the “Bank”), a wholly-owned subsidiary of Union Bankshares, Inc. (the “Company”), entered into Amended and Restated Change in Control Agreements (the “A&R CIC Agreements”) with President and Chief Executive Officer David S. Silverman, and the Company’s two other named executive officers (“NEOs”), Vice President and Chief Financial Officer Karyn J. Hale and Vice President Jeffrey G. Coslett. The A&R CIC Agreements were joined in by the Company for certain purposes and amend and restate in their entirety the Change in Control Agreements entered into by the Bank and the three NEOs in 2014 (the “2014 Agreements”). Like the 2014 Agreements, the A&R Agreements provide certain severance benefits to the executive in the event that the Executive’s employment is terminated without “Cause” (as defined), or by the Executive with “Good Reason” (as defined), within two (2) years following a Change in Control (as defined) of the Company or the Bank, or in some cases within six (6) months prior to a Change in Control (a “Qualifying Termination”).

Also on August 18, 2021, the Bank entered into Change in Control Agreements with four of its senior managers who were not previously parties to a Change in Control Agreement with the Bank. As with the A&R Agreements, the four new Change in Control Agreements were joined in by the Company for certain purposes. The terms of those Agreements, including the Change in Control benefit to be paid, are substantively the same as the A&R Agreements for Ms. Hale and Mr. Coslett.

The material terms of the A&R Agreements, including material changes to the 2014 Agreements, are briefly summarized below.

Bankshares as a Party; Bankshares Undertakings. Union Bankshares is made a party to the A&R Agreements for the limited purpose of undertaking to obtain a successor entity’s assumption of the Agreement following a Change in Control (new section 6.02) and undertaking to guaranty the payments and benefits owed to the Executive under the Agreement (new section 6.03).

Definition of Cause. The definition of “Cause” has been expanded to include the Executive being subject to a formal written sanction or order by a bank regulatory agency. In addition, following receipt of written notice from the Board that the Executive has not substantially performed his or her duties, the Executive will be afforded the opportunity to be heard in person by the Board with the assistance of counsel. Any determination that the Executive has failed to cure the specified performance deficiencies must be reflected in a resolution adopted in good faith by a majority of the directors.

Definition of Change in Control. The definition of “Change in Control” has been simplified and modified in certain respects. The percentage trigger for acquisition of control of voting securities remains at in excess of 50% as under the 2014 Agreements. Dissolution or liquidation of the Company or the Bank have been eliminated from the definition, and the threshold for transfers of assets by the Company or Bank has been reduced from “all or substantially all” to more than 50%. In addition, a change in the composition of a majority of the directors will now constitute a change in control event only if the change occurs within a 12 month period.

Severance Payments and Benefits; Additional Components. (i) Cash Payment. The A&R Agreements provide that upon a Qualifying Termination, the Executive officers would be entitled to receive in cash, in a lump sum, the following amounts:

•As under the 2014 Agreements, two (2) times for Mr. Silverman and one (1) time for Ms. Hale and for Mr. Coslett, the sum of (i) the higher of the Executive’s annual base salary (as defined in the Agreement) as in effect immediately prior to the change in control, or as in effect immediately prior to the Executive’s Qualifying Termination, and (ii) his or her annual cash bonus amount (as defined in the Agreement); and
•As under the 2014 Agreements, an amount equal to the employer contributions made for the executive’s account for the last completed plan year under the Bank’s 401(k) and profit sharing plan, including employer matching contributions, safe harbor contributions and profit sharing contributions.
•An amount equal to the employer contributions made for the Executive’s account for the last completed calendar year under any supplement retirement plan or arrangement (“SERP”) for the Executive’s benefit.

This element of the Change in Control benefit is new. At the present time, only President and CEO Silverman participates in a SERP.

(ii) Other Benefits. As under the 2014 Agreements, the A&R Agreements require the Bank or its successor to continue to pay for the Executive’s health insurance coverage for a period of two (2) years for Mr. Silverman and one (1) year for the other executive officers after a Qualifying Termination (such two year or one year period, as the case may be, the “Benefit Continuation Period”), and to pay for outplacement services for the terminated Executive for ninety (90) days, in an amount of up to $5,000. In addition, the A&R Agreements now also require the Bank or its successor to continue to pay for the Executive’s dental coverage, and if applicable at the time of a Qualifying Termination, vision and prescription drug coverage, during the applicable Benefit Continuation Period.

The contractual severance benefits for a Qualifying Termination are in addition to any other compensation and benefits to which the terminated Executive may be entitled under any other compensation plan or arrangement.

Timing of Payment. Both the existing version and the proposed revision require the Executive to timely deliver (and not revoke) a waiver and release in the form attached as an Exhibit to the Agreement. The Executive must execute and deliver the waiver and release within 45 days after the Qualifying Termination, and has 7 days after delivery in which to revoke it. Assuming satisfaction of the waiver and release requirement, the A&R Agreement provides that the cash payment will be made, and the other benefits will commence, on the next business day after the waiver and release revocation period expires; provided, however, that if the maximum possible waiver and release and revocation period spans two calendar years, the payment would be made no earlier than the first business day of the second calendar year, regardless of the Executive’s earlier delivery and non-revocation of the waiver and release, thereby eliminating the Executive’s discretion to choose the tax year in which the payment will be made. The 2014 Agreements, by contrast, provide that the cash payment will be made, and the other benefits will commence, on the 60th day after a Qualifying Termination (no earlier or later), subject to timely execution and non-revocation of the release.

Retirement and Disability Concepts Eliminated. The updated Agreement addresses only an involuntary termination scenario (termination without Cause or by the Executive with Good Reason) in connection with a change in control.

“Best Net Benefit” to Executive under Code Sections 280G and 4999. The 2014 Agreements provide that the payments and benefits to the Executive will be reduced if and to the extent necessary to eliminate any excise tax under Internal Revenue Code Section 4999 applicable to so-called excess “parachute payments”. That approach also preserves the deductibility of the payments under Code Section 280G to the Bank or successor entity. The A&R Agreements instead include a standard “best net benefit” provision, whereby the Executive would receive either a reduced benefit amount sufficient to avoid imposition of the 20% excise tax under Code section 4999, or the full unreduced amount, if the net after-tax amount of the unreduced amount is higher by at least ten percent (10%) over the reduced amount, after taking into account all taxes payable by the Executive, including the excise tax under Code Section 4999. In the event the unreduced amount is paid pursuant to that provision, the amounts payable would not be deductible for tax purposes to the Company or Bank.

Non-Competition and Other Covenants; Assigned Office Location for Purposes of Covenants and Good Reason Definition. Like the 2014 Agreements, the A&R Agreements require the Executives to observe certain non-competition, non-solicitation and non-disparagement covenants in favor of the acquiring entity for specified periods following payout of contractual severance benefits. For purposes of the non-competition covenant in the 2014 Agreements, the geographic area to which the restriction applies was defined as 50 air miles of Morrisville, VT. The A&R Agreements instead refer to the Executive’s assigned primary office for purposes of the 50 air mile restricted geographic area. A similar change was made to the definition of Good Reason, regarding a relocation of the Executive’s primary office location by more than 50 air miles.

The foregoing summary of the change in control agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, filed as Exhibits 10.1, 10.2 and 10.3 to this Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit 10.1    Amended and Restated Change in Control Agreement, dated as of August 18, 2021, between Union Bank and President and CEO David S. Silverman, and joined in for certain purposes by the Company.

Exhibit 10.2    Form of Amended and Restated Change in Control Agreement, as of dated August 18, 2021, between Union Bank and each of Vice President and CFO Karyn J. Hale and Vice President Jeffrey J. Coslett, and joined in for certain purposes by the Company.

Exhibit 10.3    Form of Change in Control Agreement, dated as of August 18, 2021, between Union Bank and each of four senior managers of Union Bank, and joined in for certain purposes by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

August 24, 2021	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

August 24, 2021	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Change in Control Agreement, dated as of August 18, 2021, between Union Bank and President and CEO David S. Silverman, and joined in for certain purposes by the Company.

10.2
Form of Amended and Restated Change in Control Agreement, as of dated August 18, 2021, between Union Bank and each of Vice President and CFO Karyn J. Hale and Vice President Jeffrey J. Coslett, and joined in for certain purposes by the Company.

10.3	Form of Change in Control Agreement, dated as of August 18, 2021, between Union Bank and each of four senior managers of Union Bank, and joined in for certain purposes by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)